Exhibit 1.1

Dated March          , 2023

Himalaya Shipping Ltd.

Common Shares, par value $1.00 per Share

Underwriting Agreement

DNB Markets, Inc.
As Sole Global Coordinator and Joint Bookrunner and as representative (the “Representative”) of the several Underwriters named in Schedule I hereto

c/o	DNB Markets, Inc.,
30 Hudson Yards, 81st Floor
New York, New York 10001

Ladies and Gentlemen:

Himalaya Shipping Ltd., an exempted company limited by shares and registered in Bermuda (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of            common shares, par value $1.00 per share (the “Common Shares”), of the Company (the “Firm Shares”) and, at the election of the Underwriters, up to            additional Common Shares (the “Optional Shares”), solely to cover over-allotments. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.” The Company and its direct and indirect subsidiaries are herein called the “Company Entities” and each, a “Company Entity.” To the extent there are no additional Underwriters listed on Schedule I, the term “Representative” as used herein shall mean you, as Underwriter, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

The Company hereby confirms its engagement of Clarksons Securities, Inc. (“Clarksons”) as, and Clarksons hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of FINRA Rule 5121 (or any successor rule) adopted by FINRA (“Rule 5121”) with respect to the offering and sale of the Shares. Clarksons, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.” Clarksons will not receive any additional fees for serving as QIU in connection with this offering.

1.          The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)          A registration statement on Form F-1 (File No. 333-270337) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Company has filed one or more amendments thereto, each which has previously been furnished to the Representative; the Initial Registration Statement and any post‑effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act by a Company Entity is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 or Rule 163B under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)          (i) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission or any regulatory authority of any Relevant Jurisdiction (as defined below), as applicable and (ii) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(c)          For the purposes of this Agreement, the “Applicable Time” is            (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d)          The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and any such  prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(e)          None of the Company Entities has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company Entities taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company Entities taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, there has not been (x) any change in the number of issued Common Shares or other equity securities (other than as a result of (i) the exercise, if any, of share options or the award, if any, of share options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus or (ii) the issuance, if any, of shares or other equity securities upon conversion of Company securities as described in the Registration Statement,  the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus) or long‑term debt of any of the Company Entities or (y) any Material Adverse Effect; as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company Entities, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus;

(f)          At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(g)          From the time of initial confidential submission of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which any Testing-the-Waters Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(h)          At the First Time of Delivery, assuming no exercise of the option provided in Section 2, the issued and outstanding share capital of the Company will consist of            Common Shares. The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued Common Shares, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Common Shares contained in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (“Liens”), except for such Liens or encumbrances described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus;

(i)          Except as described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in the Company Entities or (ii) outstanding options or warrants to purchase any securities of the Company Entities. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Shares or other securities of the Company;

(j)          Each of the Company Entities has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company has been listed in the Registration Statement;

(k)          The Company has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder. The Company has all requisite corporate power and authority to issue, sell and deliver the Shares, in accordance with and upon the terms and conditions set forth in this Agreement and upon the terms set forth in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus. At any Time of Delivery, all corporate actions required to be taken by the Company for the authorization, issuance, sale and delivery of the Shares and the consummation of the transactions contemplated by this Agreement to take place as of or prior to such Time of Delivery, shall have been validly taken;

(l)          This Agreement has been duly authorized, executed and delivered by the Company;

(m)          The issue and sale of the Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement, the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any Company Entity is a party or by which any Company Entity is bound or to which any of the property or assets of any Company Entity is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the memorandum of association, bye-laws, certificate of incorporation or other organizational documents of the Company Entities (the “Organizational Documents”), or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body (including, without limitation, the Oslo Børs and Euronext Expand) having jurisdiction over any Company Entity;

(n)          No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, regulatory body, administrative agency, governmental body (including, without limitation, the Oslo Børs and Euronext Expand) or arbitrator having jurisdiction over any of the Company Entities or any of their properties or assets is required in connection with (i) the offering or sale by the Company of the Shares, (ii) the execution, delivery and performance of this Agreement or the fulfillment of the terms hereof or thereof by the Company hereto or thereto or (iii) the consummation of any other transactions contemplated by this Agreement, except in each case (A) such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or (B) such consents that have been, or prior to the Closing Date will be, obtained;

(o)          None of the Company Entities is (i) in violation of any of its Organizational Documents, (ii) in violation of any statute, law, rule or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over it or any of its properties or assets or (iii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clauses (ii) and (iii), for such violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

(p)          The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non‑assessable and will conform in all material respects to the description of the Common Shares contained in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus. The Common Shares outstanding immediately prior to the issuance of the Shares have been duly and validly authorized and are duly and validly issued, fully paid and non-assessable;

(q)          Except as set forth in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, no labor problem or dispute with the employees of any of the Company Entities or 2020 Bulkers Management AS (the “Manager”) exists, or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the Company Entities’ principal suppliers, contractors or customers except as would not, individually or in the aggregate, have a Material Adverse Effect;

(r)          The historical financial statements of the Company included in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby and on the basis stated therein, as of the dates and for the periods indicated; such financial statements comply as to form with the applicable accounting requirements of Regulation S-X under the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected historical, financial, and operating information set forth in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus under the caption “Summary Financial Information” present fairly the information shown therein and are prepared on a basis consistent with the audited  historical financial statements, as applicable, from which each has been derived. No other historical financial statements, pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus under the Act or the rules and regulations promulgated thereunder giving effect to any waivers granted pursuant to rules and regulations of the Commission; any disclosures contained in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(s)          PricewaterhouseCoopers AS, who have audited certain financial statements included in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus and delivered their reports with respect thereto, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board;

(t)          There is no (i) action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened, to which any of the Company Entities is or may be a party or to which property of any of the Company Entities is or may be subject or, to the Company’s knowledge, to which any affiliate or director of the Company is or may be subject or that would be required to be disclosed in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, which is not disclosed in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus as required, (ii) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency with respect to any Company Entity or (iii) injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction, to which any of the Company Entities is or may be subject or, to the Company’s knowledge, to which any affiliate or director of the Company is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, could, individually or in the aggregate, (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and sale of the Shares or (C) in any manner draw into question the validity of this Agreement;

(u)          As of the date hereof, the Company Entities do not, and at each Time of Delivery will not, own, any real property. As of each Time of Delivery, the Company Entities will have title to all personal property described as owned by them in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, and each relevant subsidiary of the Company holds or will hold, as the case may be, directly or indirectly, the lease interest in the applicable vessel (“Vessel”) set forth opposite its name on Exhibit B (and the applicable subsidiary is the disponent owner of such Vessel), by virtue of bareboat charters entered into by each subsidiary of the Company with certain leasing providers as described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, in each case free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, (ii) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, and (iii) any ship repairer’s or outfitter’s possessory lien unless such a lien is prohibited under the terms of a Company Entity’s financing, any lien or master’s, officer’s or crew’s wages outstanding in the ordinary course of its trading and in accordance with usual maritime practice; liens for salvage, or any other lien arising by operation of law in the ordinary course of trading (and not as a result of any default or omission by a Company Entity) (the Liens described in clauses (i), (ii) and (iii) above being “Permitted Liens”); with respect to any interest in real property and buildings held under lease by Company Entities, such real property and buildings are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law));

(v)          Each Vessel is duly registered under the laws of the jurisdiction set forth on Exhibit B in the name of the applicable entity identified on Exhibit B, free and clear of all liens, except Permitted Liens, and all defects of the title of record; and all past and current taxes, impositions, duties, levies and other similar charges (“Taxes”) due with respect to each such Vessel have been paid, and each such Vessel is in good standing with respect to the payment of past and current Taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction, except as would not, individually or in the aggregate, have a Material Adverse Effect. Each Vessel has been operated in compliance in all material respects with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any governmental authority, classification society or insurer applicable to the respective Vessel (collectively, “Maritime Guidelines”) and all applicable international, national, state and local conventions, laws, regulations, orders, licenses and other requirements (including, without limitation, all Environmental Laws (as defined in Section 1(aa) of this Agreement)). The relevant Company Entities are qualified to own, lease, charter and operate such Vessels under all applicable international, national, state and local conventions, laws, regulations, orders, licenses and other requirements (including, without limitation, all Environmental Laws) and Maritime Guidelines, including the laws, regulations and orders of each such Vessel’s flag state, except for such qualifications as are not material in nature;

(w)          Each of the Company Entities has filed all foreign, federal, state and local Tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all Taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith, for which appropriate reserves are maintained in accordance with U.S. generally accepted accounting principles, or as would not have a Material Adverse Effect;

(x)          The Company Entities carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. Upon delivery of such Vessels to the Company Entities, each Company Entity, other than the Company,  shall procure and maintain insurance with financially sound and reputable insurers, in such amounts and covering such risks with respect to the respective Vessel as are generally maintained by companies of established repute engaged in the same or similar business. The Company Entities have no reason to believe that they will not be able to (i) renew their existing insurance coverage as and when such policies expire, (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost materially similar to the current cost of such coverage or (iii) obtain coverage for such  Vessel at a cost materially similar to that of companies of established repute engaged in the same or similar business;

(y)          No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any distributions to the Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus;

(z)          Except as described in or contemplated by the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, the Company Entities possess such required permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate  regulatory agencies or bodies necessary to conduct their business, except as would not, individually or in the aggregate, have a Material Adverse Effect; except as described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, the Company Entities are in compliance with the terms and conditions of all such Governmental Licenses, except as would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect; and the Company Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(aa)          Each Company Entity and the Manager (with respect to the services the Manager provides to the Company Entities, as applicable) (i) is in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to pollution or the protection of the environment or imposing liability or standards of conduct concerning the use, handling, storage or management of any Hazardous Materials (as defined herein) (“Environmental Laws”), (ii) has received all material permits required of it under applicable Environmental Laws to conduct their respective businesses as presently conducted (“Environmental Permits”), (iii) is in compliance in all material respects with all terms and conditions of any such permits and (iv) does not have any material liability in connection with any known or threatened release into the environment of any Hazardous Material. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any hazardous, toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law. In the ordinary course of business, the Company periodically reviews the effect of Environmental Laws on the Company Entities’ business, operations and properties, in the course of which it identifies and evaluates costs and liabilities that it believes are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities relating to the Vessels would not, individually or in the aggregate, have a Material Adverse Effect;

(bb)          Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company Entities (i) own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on each of their business, and (ii) have not received any notice and are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests in the Company Entities;

(cc)          Except for the entities set forth on Exhibit A hereto, the Company does not as of the date hereof own, and will not own as of each Time of Delivery, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, association or other entity.

(dd)          No relationship, direct or indirect, exists between or among any Company Entity, on the one hand, and the directors, officers, shareholders, affiliates, customers or suppliers of any Company Entity, on the other hand, that is required to be described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus but is not so described;

(ee)          There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act. The statements included in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings in all material respects;

(ff)          At each Time of Delivery, the Company will be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, the rules and regulations promulgated in connection therewith and the rules and regulations of the New York Stock Exchange (the “Exchange”), in each case that are effective and applicable to the Company;

(gg)          None of the Company Entities is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, none of the Company Entities will be, an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(hh)          The Company believes it will not be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the taxable year ending December 31, 2022, and based on the Company’s current and expected assets, income and operations as described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, the Company believes that it is not likely to become a PFIC for the taxable year ending December 31, 2023;

(ii)          The statements set forth in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus under the caption “Description of Share Capital,” insofar as they purport to constitute a summary of the terms of the Shares, under the captions “Tax Considerations,” “Regulation,” “Certain Relationships and Related Party Transactions,” “Common Shares Eligible for Future Sale” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(jj)          Neither the Company Entities nor any of their officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company or that could result in the loss by the Representative of the ability to rely on any stabilization safe harbor pursuant to the Market Abuse Regulation (as defined below). The Company and each of its officers, directors and affiliates have complied and will comply with Regulation 596/2014 of the European Parliament and of the Council of the European Union and the delegated regulations and rules promulgated thereunder (“Market Abuse Regulation”).

(kk)          None of the Company Entities, the Manager (with respect to the services the Manager provides to the Company Entities, as applicable), any officer or director of the Company Entities, any agent, employee or affiliate of the Company Entities or the Manager is aware of or has taken any action, directly or indirectly, (i) that would result in a violation by such Persons of applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) and the Bribery Act 2010 of the United Kingdom (the “UK Bribery Act”), or (ii) in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in order to obtain or retain business or otherwise secure an improper business advantage. The Company Entities and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA, the UK Bribery Act and other applicable anti-corruption laws and have instituted and maintain policies and procedures that are reasonably designed to ensure, and that are reasonably expected to continue to ensure, continued compliance therewith;

(ll)          The operations of the Company Entities and the Manager (with respect to the services the Manager provides to the Company Entities, as applicable) are and have been conducted at all times in compliance with, in each case to the extent applicable, the anti-money laundering statutes of all applicable jurisdictions, including but not limited to the Bank Secrecy Act of 1970, as amended by the USA Patriot Act of 2001, and the rules and regulations thereunder and any related or similar rules or regulations, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Company Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(mm)          None of the Company Entities, the Manager, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company Entities or the Manager is currently the subject or the target of or engaged in any activities in violation of any applicable sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”); nor is any of the Company Entities located, organized, or resident in a country or territory that is the subject or target of Sanctions; the Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing any activities of or with any person or entity, or in any country or territory that, at the time of such financing, is the subject of a Sanction or in any other manner that would result in a violation of Sanctions by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise); and none of the Company Entities have knowingly engaged in, nor or now knowingly engaged in, nor will engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(nn)          The statistical, industry-related and market-related data included in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects;

(oo)          The Company has entered into an agreement with the Manager, pursuant to which the Manager has agreed to, and has agreed to cause its directors, officers, employees and other representatives who provide services thereunder to, (i) comply with all applicable laws in connection with the provision of the services thereunder, including applicable provisions under the FCPA, the UK Bribery Act, the regulations or orders of the OFAC, (ii) strictly comply with at all times with the  anti-money laundering laws and regulations in any jurisdiction in which the Companies Entities engage in any activity contemplated thereunder and to comply with the Company’s policies and procedures, including the code of conduct, anti-money laundering and sanctions policies applicable from time to time and (iii) comply with all applicable requirements under the GDPR (as defined below). Further, the Manager shall, pursuant to such agreement comply with all applicable laws, and safety and environmental regulations relevant to the activities of the Company Entities and the provisions of the services thereunder;

(pp)          The Company has entered into agreements with OSM Bergen Dry AS and Wilhelmsen Ship Management (Norway) AS (together, the “Ship Managers”), pursuant to which each Ship Manager has agreed to, among other things, (i) ensure compliance with the International Maritime Organization’s International Safety Management Code and the International Security Code for Ports and Ships, (ii) assume its  duties and responsibilities under the Maritime Labor Convention of 2006, (iii) comply with the laws of Norway and regulations of each such Vessel’s flag state, or of the places where each Vessel trades; (iv) ensure the data integrity of each Vessel in accordance with the Manager’s minimum information technology standards and the Company Entities’ policies, (v) ensure that through the duration of such agreements each Ship Manager is not in violation of any Sanctions and that they are not a sanctioned party as designated by any sanctions authority, and (vi) ensure compliance with GDPR.

(qq)          None of the Company Entities has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934 (the “Exchange Act”).

(rr)          No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss)          None of the Company Entities has distributed or, prior to the later to occur of the last Time of Delivery and completion of the distribution of the Shares, will distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with this Agreement, any other materials, if any, permitted by the Act, including Rule 134 thereunder;

(tt)          The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representative with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communication other than those listed on Schedule II(d) hereto.

(uu)          Except as disclosed in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any common shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(vv)          The Shares have been approved to be listed on the Exchange, subject to official notice of issuance;

(ww)          The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the applicable requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and, except as disclosed in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xx)          Since the date of the latest audited financial statements included in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(yy)          The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company Entities is made known to the Company’s contracted principal executive officer and contracted principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(zz)          No stamp, value added or other issuance or transfer Taxes are payable by or on behalf of the Underwriters in connection with (A) the delivery of the Shares to the Underwriters in the manner contemplated herein or (B) the sale and delivery by the Underwriters of the Shares as contemplated herein;

(aaa)          There are no contracts, arrangements or understandings between any Company Entity and any person that would give rise to a valid claim against any Company Entity or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares;

(bbb)          (i) The information technology systems, equipment and software used by the Company Entities in their business (the “IT Assets”) (A) are adequate for the operation of the business of the Company Entities as currently conducted; (B) are owned by, or properly licensed or leased to, the Company or its subsidiaries, as applicable; and (C) to the Company’s knowledge are free of any viruses, “back doors,” “Trojan horses,” “time bombs,” “worms,” “drop dead devices” or other software or hardware components that are designed or intended to interrupt use of, permit unauthorized access to, or disable, damage or erase any software, which could, individually or in the aggregate, have a Material Adverse Effect; (ii) the Company Entities have implemented commercially reasonable backup and disaster recovery technology processes consistent with applicable standard industry practices; and (iii) the Company Entities have used reasonable efforts to establish and maintain through a third party provider, and to the Company’s knowledge such third party provider has, pursuant to the term of the agreement entered into between the Manager and such party, have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any IT Assets or any personal sensitive or confidential data used in connection with the operation of the Company Entities’ businesses (“Breach”). The Company Entities have not been notified of and, to the Company’s knowledge, there has been no such Breach, nor does the Company have knowledge of any event or condition that would reasonably be expected to result in, any such Breach. (i) With regard to their receipt, collection, handling, processing, sharing, transfer, usage, disclosure, interception, security, storage and disposal of all data and information that identifies or relates to a distinct individual, including without limitation IP addresses, mobile device identifiers, geolocation information and website usage activity data, or that is directly linked to such information (collectively, “Personal and Device Data”), the Company Entities have operated in a manner compliant with all applicable laws and regulations (including the European Union General Data Protection Regulation or “GDPR”) (“Privacy Legal Obligations”), except, as would not individually or in the aggregate, have a Material Adverse Effect; (ii) to the Company’s knowledge, none of the Companies Entities has received any notice from a competent authority (including any information or enforcement notice, or any transfer prohibition notice) alleging that any Company Entity has not complied with the applicable Privacy Legal Obligations; (iii) the Company Entities have commercially reasonable policies and procedures consistent with applicable standard industry practices designed to ensure the Company Entities comply with such Privacy Legal Obligations; (iv) the Company Entities maintain commercially reasonable data security policies and procedures, including through a third party provider, consistent with applicable standard industry practices designed to protect the confidentiality, security and integrity of Personal and Device Data and to prevent unauthorized use of and access to Personal and Device Data; (v) the Company Entities have contractual obligations to require key applicable third parties to which they provide any Personal and Device Data to maintain the privacy and security of such Personal and Device Data and to comply with applicable Privacy Legal Obligations; and (v) to the Company’s knowledge, there has been no unauthorized access to, or use or disclosure of, Personal and Device Data maintained by or for the Company Entities except in each case as would not individually or in the aggregate, have a Material Adverse Effect;

(ccc)          No Company Entity maintains any “employee benefit plans” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to Title I of ERISA;

(ddd)          None of the Company or its subsidiaries is subject to any right or immunity under any civil or commercial law with respect to their respective obligations under this Agreement, and none of the Company Entities or their properties or assets has any right or immunity under the laws of Bermuda, Norway, Liberia, United Kingdom and the United States of America or any political subdivision thereof including U.S. federal and New York state (each, a “Relevant Jurisdiction” and together the “Relevant Jurisdictions”) or any other applicable jurisdiction from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court in any Relevant Jurisdiction, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that any of the Company Entities or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 20, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law;

(eee)          There are no restrictions on subsequent transfers of the Common Shares under the laws of Bermuda, provided such shares remained listed on the Exchange, Euronext Expand or any other “appointed stock exchange.”

(fff)          It is not necessary under the laws of any Relevant Jurisdiction (i) to enable the Underwriters to enforce their rights under this Agreement provided that they are not otherwise engaged in business in the Relevant Jurisdictions, as applicable, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for any of the Underwriters to be qualified or entitled to carry out business in the Relevant Jurisdictions, as applicable;

(ggg)          None of the holders of the Shares or the Underwriters will be deemed resident, domiciled, carrying on business or subject to taxation in any Relevant Jurisdiction on an overall income basis solely by the execution, delivery, performance or enforcement of this Agreement for the issuance or sale of the Shares or by virtue of the ownership or transfer of the Shares or the receipt of payments from this Agreement.

(hhh)          Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of Bermuda, as applicable, without reconsideration or reexamination of the merits;

(iii)          The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Bermuda, and will be honored by  the courts of Bermuda, subject to the restrictions described under the caption “Service of Process and Enforcement of Civil Liabilities” in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus. The Company has the power to submit, and pursuant to Section 18, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court;

(jjj)          The indemnification and contribution provisions set forth in Section 9 do not contravene Bermuda law or public policy;

(kkk)          Except as disclosed in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in Bermuda in order for the Company to pay dividends or other distributions declared by the Company to the holders of Common Shares. Under current laws and regulations of Bermuda and any political subdivision thereof, any amount payable with respect to the Common Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars and freely transferred out of Bermuda, and no such payments made to the holders thereof or therein who are non-residents of Bermuda will be subject to income, withholding or other Taxes under laws and regulations of Bermuda or any political subdivision or Taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Bermuda or any political subdivision or Taxing authority thereof or therein;

(lll)          The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any Tax be paid in any such jurisdiction on or in respect of any such document;

(mmm)          A holder of the Shares and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in Bermuda may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant;

(nnn)          The Company is a “foreign private issuer” as defined in Rule 405 under the Act;

(ooo)          The Company is in compliance in all material respects with all applicable Norwegian securities laws and the rules and regulations of the Oslo Børs and Euronext Expand;

(ppp)          The Company will as soon as practicable, before or after the First Time of Delivery and in any event within any prescribed period of time, give such notices to, or make such filings with, Euronext Expand or other agencies or bodies, as shall be required under any applicable laws or regulations in connection with the offering.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.          Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $          , the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [_____] Optional Shares, solely to cover over-allotments at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.          Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus.

4.          (a)          The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on           , 2023 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representative in each written notice given by the Representative of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b)          The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof will be available for review at the offices of White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020 (the “Closing Location”) or such other locations as the Representative and the Company may agree in writing, and the Shares will be delivered at the office of DTC or its designated custodian, all at such Time of Delivery. A meeting will be held at the Closing Location at           , New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.          The Company agrees with each of the Underwriters:

(a)          To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto of any issuance by the Oslo Børs or Euronext Expand or the Norwegian Financial Supervisory Authority of any order preventing or suspending the use of any prospectus published by the Company or trading in the Company’s securities in connection with the offering or sale by the Company of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or pursuant to Section 8A of the Act or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)          Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c)          Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed by the Company and the Representative) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)          To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company Entities (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)          (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, the Common Shares or any securities of the Company that are substantially similar to the Common Shares, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise; provided, however, the Company may (1) issue and sell the Shares to be sold hereunder, (2) grant awards or issue and sell Common Shares pursuant to, and file a registration statement on Form S-8 relating to any, employee benefit plan or arrangement described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus and existing as of the Applicable Time and (3) issue Common Shares upon the conversion of securities or exercise of warrants or options described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus and outstanding as of the date of this Agreement, without the prior written consent of the Representative.

(ii)          If the Representative, in its sole discretion, agrees to release or waive the restrictions in the agreements pursuant to Section 8(k) hereof, in each case for an officer, director or shareholder of the Company, and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex II hereto through a major news service at least two business days before the effective date of the release or waiver;

(f)          To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants);

(g)          During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request to the extent such information is already publicly available; provided that no reports, documents or other information need to be furnished pursuant to this Section 5(g) to the extent that they are available on EDGAR;

(h)          To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)          To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act;

(j)          If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(k)          Upon reasonable request of any Underwriter in writing, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(l)          To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery.

6.          (a)          The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II(a) hereto;

(b)          The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)          The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;

(d)          The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representative with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representative that are listed on Schedule II(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications;

(e)          Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act;

7.          The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers (including postage, air freight charges and charges for counting and packaging); (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state and other local securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing, printing, authentication, issuance and delivery of share certificates, if applicable, including any stamp or value added or other issuance or transfer Taxes in connection with the execution of this Agreement or the original issuance and sale of the Shares; (vii) the cost and charges of any transfer agent or registrar; (viii) one-half of the expenses related to chartering an aircraft and one half of the other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) fees and expenses of the Underwriters’ counsel in a separately agreed amount; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7.]

8.          The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; no order preventing or suspending the use of the Norwegian Disclosure Documents or trading in the Company’s securities shall have been initiated or threatened by the Oslo Børs or Euronext Expand; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)          Skadden, Arps, Slate, Meagher & Flom (UK) LLP, U.S. counsel for the Company, shall have furnished to you their written corporate opinion (a form of such opinion is attached as Annex I(a) hereto), tax opinion and negative assurance letter (a form of such letter is attached as Annex I(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you;

(c)          MJM Limited, Bermuda counsel for the Company, shall have furnished to you their written opinion (a form of such opinion is attached as Annex I(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you;

(d)          Ro Sommernes Advokatfirma DA, Norway counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(e)          Seward & Kissel LLP, Liberia counsel for certain Company Entities, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(f)          White & Case LLP., U.S. counsel for the Underwriters, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(g)          On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, (i) PricewaterhouseCoopers AS shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you and (ii) the Chief Financial Officer of the Company shall have furnished to you a certificate dated the respective dates of delivery thereof and addressed to the Underwriters, with respect to certain financial data contained in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, providing management “comfort” with respect to such information, in form and substance satisfactory to you;

(h)          (i) No Company Entity, taken together with all of the other Company Entities, shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the Common Shares on share capital or long-term debt of any Company Entity or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company Entities, taken as a whole, except as set forth or contemplated in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus;

(i)          On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or Euronext Expand; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange or Euronext Expand; (iii) a general moratorium on commercial banking activities declared by any Relevant Jurisdiction authorities or a material disruption in commercial banking or securities settlement or clearance services in any Relevant Jurisdiction, as applicable; (iv) the outbreak or escalation of hostilities involving any Relevant Jurisdiction or the declaration by any Relevant Jurisdiction of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in any Relevant Jurisdiction or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus;

(j)          The Shares to be sold at such Time of Delivery shall have been duly listed on the Exchange;

(k)          The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from all directors and officers of the Company listed on Schedule III hereto, substantially to the effect set forth in Annex III hereto in form and substance satisfactory to you;

(l)          The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(m)          The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section 8.

9.          (a)          The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”) prepared by or consented to by the Company, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

The Company will also indemnify and hold harmless the QIU, its affiliates and selling agents, its directors, officers, employees and agents and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages and liabilities incurred as a result of the QIU’s participation as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with the offering and the sale of the Shares.

(b)          Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representative expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Pricing Prospectus and the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures contained in the first sentence in the first paragraph under the under the caption “Underwriting—Commissions and Discounts,” the second sentence in the first paragraph under the caption “Underwriting—Stabilization” and the second and third paragraphs under the caption “Underwriting—Stabilization”.

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 9(a) in respect of such action, then in addition to such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable costs of investigation incurred by counsel for the QIU in its capacity as “qualified independent underwriter” and all persons, if any, who control the QIU within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.

(d)          If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters or Clarksons as QIU, as the case may be, on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters or Clarksons as QIU, as the case may be, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters or Clarksons as QIU, as the case may be, on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters or Clarksons as QIU, as the case may be, on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)          The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.          (a)          If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)          If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed 10% of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)          If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds 10% of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.          The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12.          If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel up to the agreed cap as described in Section 7 hereto, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.          In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representative on behalf of you.

In accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representative at: DNB Markets, Inc., 30 Hudson Yards, 81st Floor, New York, New York 10001, Attention: Compliance, compliance.marketsinc@dnb.no; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you on request; provided further that notices under Section 5(f) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representative at DNB Markets, Inc., 30 Hudson Yards, 81st Floor, New York, New York 10001, Attention: Compliance, compliance.marketsinc@dnb.no. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.1

14.          This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

1 NTD: DNB to confirm notice address and attention: line.

15.          Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.          The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.          This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts. The Company has appointed Puglisi & Associates as its authorized agent (the “Authorized Agent”), upon whom process may be served in any such action arising out of or based on this Agreement, the transactions contemplated hereby or any alleged violation of the securities laws of the United States or any state in the United States which may be instituted in any New York court. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

19.          THE COMPANY AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20.          To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Bermuda or any political subdivision thereof, (ii) the United States or the State of New York, (iii) Norway or any political subdivision thereof, or (iv) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

21.          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. An executed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.

22.          Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23.          Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)          As used in this Section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company.

[Signature page follows]

Very truly yours,

Himalaya Shipping Ltd.

By:
Name:
Title:

Accepted as of the date hereof:

DNB Markets, Inc.

By:
Name:
Title:

By:
Name:
Title:

On behalf of each of the Underwriters

Clarksons Securities, Inc., as Qualified Independent Underwriter

By:
Name:
Title:

Signature page to Underwriting Agreement

Schedule I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised	Total

DNB Markets, Inc.
Clarksons Securities, Inc.

Total

I-1

Schedule II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

(b)	Additional documents incorporated by reference

[None]

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the Shares is $
The number of Firm Shares purchased by the Underwriters is [_______].
The number of Optional Shares is [_______].
[Any other pricing disclosure.]

(d)	Written Testing-the-Waters Communications

II-1

Schedule III

Parties to Deliver Lock-Up Agreements:

1.	Herman Billung
2.	Vidar Hasund
3.	Bjorn Isaksen
4.	Jehan Mawjee
5.	Georgina Sousa
6.	Carl Steen
7.	Mi Hong Yoon

III-1

Exhibit A

SUBSIDIARIES

Name	Jurisdiction of Organization	Ownership Interest
Mount Norefjell Inc.	Liberia	100%
Mount Ita Inc.	Liberia	100%
Mount Etna Inc.	Liberia	100%
Mount Blanc Inc.	Liberia	100%
Mount Matterhorn Inc.	Liberia	100%
Mount Neblina Inc.	Liberia	100%
Mount Bandeira Inc.	Liberia	100%
Mount Hua Inc.	Liberia	100%
Mount Elbrus Inc.	Liberia	100%
Mount Denali Inc.	Liberia	100%
Mount Aconcagua Inc.	Liberia	100%
Mount Emai Inc.	Liberia	100%
Himalaya Shipping Management (UK) Limited	United Kingdom	100%

E-1

Exhibit B

VESSELS

Vessel	Lessee (Lease Interest)	Jurisdiction of Registration
Mount Norefjell	Mount Norefjell Inc. (bareboat charter interest)	Liberia
Mount Ita	Mount Ita Inc. (bareboat charter interest)	Liberia
Mount Etna	Mount Etna Inc. (bareboat charter interest)	Liberia
Mount Blanc	Mount Blanc Inc. (bareboat charter interest)	Liberia
Mount Matterhorn	Mount Matterhorn Inc. (bareboat charter interest)	Liberia
Mount Neblina	Mount Neblina Inc. (bareboat charter interest)	Liberia
Mount Bandeira	Mount Bandeira Inc. (bareboat charter interest)	Liberia
Mount Hua	Mount Hua Inc. (bareboat charter interest)	Liberia
Mount Elbrus	Mount Elbrus Inc. (bareboat charter interest)	Liberia
Mount Denali	Mount Denali Inc. (bareboat charter interest)	Liberia
Mount Aconcagua	Mount Aconcagua Inc. (bareboat charter interest)	Liberia
Mount Emai	Mount Emai Inc. (bareboat charter interest)	Liberia

E-2

Annex I(a)

FORM OF OPINION OF
U.S. COUNSEL FOR THE COMPANY

Annex I(b)

FORM OF NEGATIVE ASSURANCE LETTER OF
U.S. COUNSEL FOR THE COMPANY

Annex I(c)

FORM OF OPINION OF
BERMUDA COUNSEL FOR THE COMPANY

Annex II

[FORM OF PRESS RELEASE]

Himalaya Shipping Ltd.

[Date]

Himalaya Shipping Ltd. (the “Company”) announced today that DNB Markets, Inc., the sole global coordinator, joint bookrunner and representative of the underwriters in the recent public sale of common shares of the Company, is [waiving] [releasing] a lock-up restriction with respect to common shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on , 20 , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Annex III

[FORM OF LOCK-UP AGREEMENT]

, 2023

DNB Markets, Inc.
as representative of
the several Underwriters

c/o	DNB Markets, Inc.,
30 Hudson Yards, 81st Floor
New York, New York 10001

Re:	Himalaya Shipping Ltd. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as a representative (the “Representative”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Himalaya Shipping Ltd., an exempted company limited by shares and registered in Bermuda (the “Company”), providing for a public offering of common shares, par value of $1.00 per share (the “Common Shares”) of the Company (the “Shares”) pursuant to a Registration Statement on Form F-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date set forth on the final prospectus used to sell the Shares (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, without the prior written consent of the Representative (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any Common Shares, or any options or warrants to purchase any Common Shares, or any securities convertible into, exchangeable for or that represent the right to receive Common Shares (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Common Shares or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Shares or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the offering.

 (i) The Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, the Representative will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Common Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) by will or intestacy, (iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or any such vehicle agrees to be bound in writing by the restrictions set forth herein, (iv) to any immediate family member or other dependent, (v) to a nominee or custodian of a person or entity to whom transfer would be permitted under (i) through (iv) above, (v) pursuant to an order of a court or regulatory agency, (vii) in connection with the vesting or settlement of options or the exercise of options, or other rights to purchase Common Shares, granted under the Company’s long-term incentive plan or other equity award plan, (viii) if the undersigned is an executive officer, to the Company upon death, disability, or termination of employment, in each case, of such executive officer,, or (ix) with the prior written consent of the Representative on behalf of the Underwriters. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the share capital of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such share capital subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such share capital except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Common Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Yours very truly,

Exact Name of Shareholder/Officer/Director

Authorized Signature

Title